Installed Building Products
Announces Launch of Debt Offering

Columbus, Ohio, January 6, 2025 -- Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE: IBP), an industry-leading installer of insulation and complementary building products, announced today that it has launched an offering of $500 million in aggregate principal amount of senior unsecured notes due 2034 (the “2034 Notes”) in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

IBP intends to use the net proceeds from the offering of the 2034 Notes: (i) to fund the conditional redemption in full of the outstanding 5.75% senior unsecured notes due 2028 (the “2028 Notes”); (ii) to pay fees and expenses in connection with the offering, redemption and related transactions; and (iii) for other general corporate purposes. The offering is subject to market and other conditions, and there is no assurance that the offering will be completed.

The 2034 Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain persons outside of the United States pursuant to Regulation S under the Securities Act. The 2034 Notes to be offered have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Additional details regarding the offering of the 2034 Notes may be found in the Company’s Current Report on Form 8-K filed today with the Securities and Exchange Commission.

This press release shall not constitute a notice of redemption with respect to the 2028 Notes or an offer to sell or a solicitation of an offer to buy the 2034 Notes nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Installed Building Products
Installed Building Products, Inc. is one of the nation's largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects in all 48 continental states and the District of Columbia from its national network of over 250 branch locations.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the proposed 2034 Notes offering and the intended use of proceeds (including the redemption of the 2028 Notes), the housing market and the commercial market, our operations, industry and economic conditions, our financial and business model, the demand for our services and product offerings, expansion of our national footprint and end markets, diversification of our products, our ability to grow and strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions, our ability to improve sales and profitability, and expectations for demand for our services and our earnings. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intends," "plan," and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, general economic and industry conditions; increases in mortgage interest rates and rising home prices; inflation and interest rates; the material price and supply environment; increased tariffs; the timing of increases in our selling prices; and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Contact Information:
Investor Relations:
614-221-9944
investorrelations@installed.net

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